                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           RTW, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                                  MAY 15, 1997

    Notice is hereby given that the Annual Meeting of Shareholders of RTW, Inc. will be held at Hotel Sofitel, 5601 West 78th Street, Bloomington, MN 55439, on May 15, 1997 at 3:00 p.m., local time, for the following purposes:

    1. To elect two directors to hold office for a term of three years or until their successors are elected.

    2.  To approve certain amendments to the RTW, Inc. 1994 Stock Plan.

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed April 7, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                                    [SIGNATURE]

                                          Alfred L. LaTendresse, SECRETARY

Bloomington, Minnesota
April 10, 1997

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                     [LOGO]

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    This Proxy Statement is furnished to the shareholders of RTW, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 15, 1997 or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

    Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 8500 Normandale Lake Boulevard, Suite 1400, Bloomington, MN 55437, and its telephone number is (612) 893-0403. The mailing of this proxy statement to shareholders of the Company commenced on or about April 15, 1997.

    A total of 11,820,931 shares of common stock, no par value, will be entitled to vote at the meeting. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on April 7, 1997 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

    Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. If the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, however, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                                 AND MANAGEMENT

    The following table includes information as of April 1, 1997 concerning the beneficial ownership of common stock of the Company by (i) the only shareholders known to the Company to hold more than five percent of the common stock of the Company, (ii) each of the directors of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table, and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

                                                                          NUMBER OF SHARES
                                                                            BENEFICIALLY       PERCENTAGE
NAME                                                                          OWNED(1)            OWNED
----------------------------------------------------------------------  --------------------  -------------
David C. Prosser
  8500 Normandale Lake Boulevard, Suite 1400
  Bloomington, MN 55437...............................................      2,278,333(2)(3)         19.3%
The Kaufmann Fund, Inc.
  140 East 45th Street, 43rd Floor
  New York, New York 10017............................................      1,000,000(4)             8.5%
John W. Prosser
  6358 Oxbow Bend
  Chanhassen, MN 55317................................................        883,617(5)(6)          7.5%
Pamela Prosser Snyder
  90 Clay Cliff Drive
  Tonka Bay, MN 55331.................................................        843,217(7)             7.1%
Thomas Prosser
  10131 Phaeton Drive
  Eden Prairie, MN 55347..............................................        806,867(8)             6.8%
Daniel F. Prosser
  1 Riverway, Suite 1470
  Houston, TX 77056...................................................        761,367(9)             6.4%
Polly J. Wolner
  1560 East Orchard Beach Lane
  Rice Lake, WI 54868.................................................        737,867(5)(10)         6.2%
J. Alexander Fjelstad, III
  8500 Normandale Lake Boulevard, Suite 1400
  Bloomington, MN 55437...............................................        736,075(2)(11)         6.0%
Vina L. Marquart......................................................        301,138(2)             2.6%
Alfred L. LaTendresse.................................................        266,993(2)(12)         2.3%
Steven M. Rothschild..................................................         50,500               *
Mark E. Hegman........................................................         29,500               *
David N. Clinton......................................................         19,027               *
William A. Cooper.....................................................         15,063               *
All Executive Officers and
  Directors as a Group (9 persons)....................................      3,214,693(2)            26.3%

------------------------
 * Indicates ownership of less than one percent.

 (1) Includes options to purchase the following number of shares which are or will become exercisable within 60 days of April 1, 1997: Mr. Prosser, 150 shares; Mr. Fjelstad, 363,500 shares;

    Mr. LaTendresse, 35,775 shares; Ms. Marquart, 150 shares; Mr. Clinton, 15,150 shares; Mr. Cooper, 3,000 shares; Mr. Hegman, 3,000 shares; Mr. Rothschild, 3,000 shares; all officers and directors as a group, 423,725 shares.

 (2) Includes 164,018 shares held by the RTW, Inc. Employee Stock Ownership Plan for which Messrs. Prosser, Fjelstad, LaTendresse, and Ms. Marquart all serve as trustees. The trustees disclaim any beneficial ownership except for 8,628, 8,628, 7,875, and 7,667 shares, allocated to the accounts of Messrs. Prosser, Fjelstad, LaTendresse, and Ms. Marquart, respectively.

 (3) Includes 44,500 shares owned by the David C. Prosser 1995 Unitrust and 157,700 shares owned by the David C. Prosser 1996 Unitrust. Mr. Prosser has sole voting and dispositive power with respect to the shares held by the Trusts.

 (4) Based on a Schedule 13G dated February 19, 1997 filed with the Securities and Exchange Commission.

 (5) Includes (i) 63,450 shares owned by Polly Jane Wolner Children's Trust and
    (ii) 11,550 shares owned by Polly J. Wolner 1994 Irrevocable Trust for which John W. Prosser acts as trustee. John W. Prosser and Ms. Wolner disclaim any beneficial ownership for shares held by these trusts.

 (6) Includes 247,367 shares held by the John W. Prosser Irrevocable Trust.

 (7) Includes 247,367 shares held by the Pamela Prosser Snyder Irrevocable
    Trust.

 (8) Includes 247,367 shares held by the Thomas Prosser Irrevocable Trust.

 (9) Includes 247,367 shares held by the Daniel F. Prosser Irrevocable Trust.

 (10) Includes 247,367 shares held by the Polly J. Wolner Irrevocable Trust.

 (11) Includes 19,980 shares held by irrevocable trusts for the benefit of Mr. Fjelstad's minor children, with respect to which Mr. Fjelstad disclaims beneficial ownership.

 (12) Includes 33,000 shares owned by Mr. LaTendresse's wife and 10,500 shares held by irrevocable trusts for Mr. LaTendresse's minor children, with respect to which Mr. LaTendresse disclaims beneficial ownership.

                      PROPOSAL ONE--ELECTION OF DIRECTORS

    Pursuant to the terms of the Amended Articles of Incorporation, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. The terms of Messrs. Fjelstad and Cooper expire at the 1997 Annual Meeting of Shareholders, the terms of Messrs. Prosser and Rothschild expire at the 1998 Annual Meeting of Shareholders and the term of Mr. Hegman expires at the 1999 Annual Meeting of Shareholders. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

    Two directors will be elected at the Annual Meeting to serve until the 2000 Annual Meeting of Shareholders or until a successor is elected. The Board of Directors has nominated for election the persons named below. The nominees are currently directors and have been previously elected by the shareholders. It is intended that proxies will be voted for the named nominees. Information about the nominees and the other directors filling unexpired terms is set forth below. Unless otherwise indicated, the nominees and each continuing director has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The Board of Directors believes that the nominees named below will be able to serve, but should the nominees be unable to serve as directors, the persons named in the proxies have advised that they will vote for the election of such substitute nominees as the Board of Directors may propose.

                                                     PRINCIPAL OCCUPATION                   DIRECTOR     YEAR CURRENT
           NAME AND AGE                            AND OTHER DIRECTORSHIPS                    SINCE      TERM EXPIRES
-----------------------------------  ----------------------------------------------------  -----------  ---------------
NOMINEES PROPOSED FOR ELECTION FOR TERM EXPIRING IN 2000

J. Alexander Fjelstad, III (45)      Chief Operating Officer--Marketing and Underwriting;        1989           1997
                                       Director of the Company.

William A. Cooper (53)               Director of the Company; Chairman of the Board and          1995           1997
                                       Chief Executive Officer of TCF Financial
                                       Corporation; Member of the Board of America's
                                       Community Bankers; Member of the Minnesota
                                       Business Partnership and The Center of the
                                       American Experiment.

DIRECTORS SERVING UNEXPIRED TERMS

David C. Prosser (72)                Chairman, President and Chief Executive Officer of          1983           1998
                                       the Company since its formation in 1983.

Steven M. Rothschild (51)            Director of the Company, Founder, President and             1995           1998
                                       Chief Executive Officer of Twin Cities RISE!;
                                       Director of three companies, the College of St.
                                       Benedict and the not-for-profit Minnesota Public
                                       Radio; Executive Fellow at the University of St.
                                       Thomas School of Business in Minneapolis,
                                       Minnesota; former Executive Vice President of
                                       General Mills, Inc.

Mark E. Hegman (55)                  Director of the Company; Principal of Peninsula             1995           1999
                                       Investments, Inc.; Director of various
                                       not-for-profit organizations including the
                                       Minneapolis Area Red Cross; prior to 1995, owner
                                       and President of Minnesota Store Equipment Co.

    The Board of Directors met four times during fiscal year 1996. Each director attended more than 75% of the meetings of the Board of Directors and Board committees on which he served.

    The Compensation Committee, which is currently comprised of Messrs. Cooper, Hegman and Rothschild, met four times during fiscal year 1996. The Compensation Committee is responsible for management of compensation matters, including recommendations to the Board of Directors on compensation arrangements for officers and incentive compensation for employees of the Company.

    The Audit Committee, which is currently comprised of Messrs. Cooper, Hegman and Rothschild, met four times during fiscal year 1996. The Audit Committee supervises the financial affairs of the Company and generally reviews the scope and results of the audit and other services provided by the Company's independent accountants and reports the results of its review to the full Board and to management.

    The Company does not have a nominating committee. However, the Company's Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 60 days nor more than 90 days prior to a meeting date corresponding to the previous year's Annual Meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information about such shareholder and the person(s) nominated by such shareholder, including, among other things, the name and address of record of such shareholder, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as director. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ending December 31, 1996, 1995 and 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued to those years, to David C. Prosser, the Company's President and Chief Executive Officer, and to each of the four other most highly compensated executive officers of the Company in office at the end of fiscal year 1996, whose total cash compensation exceeded $100,000 during fiscal year 1996 (together with Mr. Prosser, the "Named Executive Officers") in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                         -------------
                                                 ANNUAL COMPENSATION      SECURITIES
                                               ------------------------   UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL POSITION        YEAR       SALARY      BONUS(1)     OPTIONS (#)   COMPENSATION(2)
----------------------------------  ---------  -----------  -----------  -------------  ----------------
David C. Prosser                         1996  $   448,128  $   186,466         None       $   46,777
  President and Chief                    1995      371,278      251,604          150           91,793
  Executive Officer                      1994      349,891      244,540         None           71,783

J. Alexander Fjelstad, III               1996      217,812       35,652         None           15,626
  Chief Operating Officer--              1995      184,187       65,523          150           17,571
  Marketing and Underwriting             1994      165,251       15,960         None           12,826

Vina L. Marquart                         1996      119,167        9,817         None           10,068
  Chief Operating Officer--              1995      107,500        7,555          150           10,326
  Operations                             1994       98,075        9,691         None            9,166

Alfred L. LaTendresse                    1996      140,425       18,167       37,500            2,931
  Chief Financial Officer,               1995      115,775       41,186       37,650           13,155
  Secretary and Treasurer                1994      105,625       10,308         None           10,034

David N. Clinton                         1996      113,967        6,300         None           --
  Vice President, Chief                  1995      108,010        7,629          150            4,675
  Information Officer                    1994       44,527          577       37,500           --

------------------------
(1) Bonuses for 1996 include (i) $23,941, $11,652, $9,817, $7,467 and $6,300 paid to Mr. Prosser, Mr. Fjelstad, Ms. Marquart, Mr. LaTendresse and Mr. Clinton, respectively; under bonus programs under which all employees are eligible to participate and (ii) $162,525, $24,000 and $10,700 paid in 1996 to Mr. Prosser, Mr. Fjelstad and Mr. LaTendresse, under a discretionary bonus program based on 1995 operating results.

    Bonuses for 1995 include (i) $26,604, $13,023, $7,555, $8,186 and $7,629 paid to Mr. Prosser, Mr. Fjelstad, Ms. Marquart, Mr. LaTendresse and Mr. Clinton, respectively; under bonus programs under which all employees are eligible to participate and (ii) $225,000, $52,500 and $33,000 paid in 1995 to Mr. Prosser, Mr. Fjelstad and Mr. LaTendresse, under a discretionary bonus program based on 1994 operating results.

    Bonuses for 1994 include (i) $34,540, $15,960, $10,308, $9,691 and $577 paid to Mr. Prosser, Mr. Fjelstad, Ms. Marquart, Mr. LaTendresse and Mr. Clinton, respectively, under bonus programs under which all employees are eligible to participate and (ii) $210,000 paid in 1994 to Mr. Prosser under a discretionary bonus program based on 1993 operating results.

(2) All other compensation for 1996 includes matching 401(k) contributions of $1,089, $956 and $2,106 for Mr. Fjelstad, Ms. Marquart and Mr. LaTendresse, respectively and life insurance premiums of $26,529 paid by the Company on behalf of Mr. Prosser.

    All other compensation for 1995 includes ESOP contributions of $13,501, $13,501, $9,676, $10,421 and $2,457 for Mr. Prosser, Mr. Fjelstad, Ms.
    Marquart, Mr. LaTendresse and Mr. Clinton, respectively; matching 401(k) contributions of $921, $924 and $1,737 for Mr. Fjelstad, Ms. Marquart and Mr. LaTendresse, respectively and life insurance premiums of $43,485 paid by the Company on behalf of Mr. Prosser.

    All other compensation for 1994 includes ESOP contributions of $12,000, $12,000, $7,844 and $8,450 for Mr. Prosser, Mr. Fjelstad, Ms. Marquart and Mr. LaTendresse respectively; matching 401(k) contributions of $826, $1,322 and $1,584 for Mr. Fjelstad, Ms. Marquart and Mr. LaTendresse, respectively and life insurance premiums of $59,783 paid by the Company on behalf of Mr. Prosser.

STOCK OPTIONS

    The following table summarizes option grants under the Company's 1994 Stock Plan made during the fiscal year ended December 31, 1996 to the Named Executive
Officers:

                             OPTION GRANTS IN 1996

                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL
                                                       INDIVIDUAL GRANTS                    RATES OF STOCK PRICE
                                         ----------------------------------------------       APPRECIATION FOR
                                                    % OF TOTAL                                 OPTION TERM(1)
                                          OPTIONS     OPTIONS    EXERCISE   EXPIRATION   --------------------------
NAME                                      GRANTED     GRANTED      PRICE       DATE          5%            10%
---------------------------------------  ---------  -----------  ---------  -----------  -----------  -------------
David C. Prosser.......................       None      --          --          --           --            --
J. Alexander Fjelstad, III.............       None      --          --          --           --            --
Alfred L. LaTendresse..................     37,500       62.5%   $   19.33    1/25/2006  $   455,870  $   1,155,264
Vina L. Marquart.......................       None      --          --          --           --
David N. Clinton.......................       None      --          --          --           --

------------------------
(1) Potential realized values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

    The following table summarizes option exercises during the fiscal year ended December 31, 1996 by the Named Executive Officers, and the value of their unexercised options at December 31, 1996:

                          AGGREGATED OPTION EXERCISES
                     AND OPTION VALUES AT DECEMBER 31, 1996

                                                                     NUMBER OF               VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                   SHARES                        DECEMBER 31, 1996           DECEMBER 31, 1996(2)
                                 ACQUIRED ON      VALUE      --------------------------  ----------------------------
NAME                             EXERCISE (#)  REALIZED(1)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------  -----------  -------------  -----------  -------------  -------------  -------------
David C. Prosser...............      --            --               150        --        $       1,456   $   --
J. Alexander Fjelstad, III.....      49,000   $   1,242,625     363,650        --            5,953,768       --
Alfred L. LaTendresse..........      --            --            18,900        56,250          183,425       181,969
Vina L. Marquart...............      --            --               150        --                1,456       --
David N. Clinton...............      --            --             7,650        30,000          119,243       471,150

------------------------
(1) Value realized is calculated by determining the difference between the fair market value of the shares underlying the options at exercise and the exercise price of the options.

(2) Value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 1996 and the exercise price of the options. Fair market value was determined based on a per share price of $18.375, which is the closing price for the Company's common stock on December 31, 1996, the last trading day in the Company's fiscal year.

BOARD COMPENSATION COMMITTEE REPORT

    This is a report of the Compensation Committee of the Board of Directors of the Company. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise deemed to be filed under either such Act.

    COMPENSATION PHILOSOPHY.

    The philosophy of the Company is to provide competitive levels of compensation that are consistent with the Company's annual and long-term performance goals, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

    BASE SALARY.

    Executive base salary is reviewed annually and adjustments, if any, are based upon levels of responsibility, experience, external pay practices and the rate of inflation. The salaries of the Company's top three executives, David C. Prosser, J. Alexander Fjelstad III and Alfred L. LaTendresse were increased early in 1996 based upon achievements during 1995, including successful completion of the Company's initial public offering. In addition, the Compensation Committee recommended increasing the compensation of the Company's officers in 1997 based upon the Company's continued growth in revenues and net income in 1996, including a 38.9 percent growth in premiums earned and a 27.3 percent growth in net income.

    CASH BONUSES.

    Bonuses are awarded to executive officers in consideration of contributions to the Company and the Company's overall performance. The Company had an incentive bonus program in 1996 under which all employees, including executive officers, earned a monthly bonus based on the Company's achievement of premiums in force and income levels. The amount of these bonuses is set forth in the Summary Compensation Table. In addition, the Company's Board of Directors has in the past paid discretionary bonuses based on the previous year's operating results. For the year ended December 31, 1995, the Compensation Committee proposed and the Board of Directors adopted discretionary bonuses of $162,525 to Mr. Prosser; $24,000 to Mr. Fjelstad, and $10,700 to Mr. LaTendresse. These bonuses were paid to the executive officers in April 1996. The justification for recommendation of the bonuses included (i) successful completion of the Company's initial public offering in April 1995; (ii) continued strong performance of the Company resulting in a more than doubling of the Company's Common Stock since completion of the initial public offering; (iii) the Company opening its Missouri office for business nine months prior to schedule; (iv) the Company achieving profitability in the Colorado market earlier than planned and (v) an overall outstanding year of revenue and profit both in the Company. No discretionary bonuses will be paid in 1997 to the Named Executive Officers based on the operating results for the year ended December 31, 1996.

    STOCK OPTIONS.

    The Company's Stock Plan includes executive officers. Stock options are generally granted to executive officers at the time they are elected. The Compensation Committee has adopted the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and shareholder's interest in enhancing shareholder value.

    During 1996, the Board of Directors granted an option to Mr. LaTendresse for 37,500 shares. The option to Mr. LaTendresse was granted in part for his performance in managing the Company's internal systems as it achieved its growth. In addition, the Board of Directors noted that Mr. LaTendresse's equity ownership was less than that of the other principal executive officers.

    CHIEF EXECUTIVE OFFICER COMPENSATION.

    The Company entered into a five-year Employment and Salary Continuation Agreement (the "Agreement") with Mr. Prosser in November 1993. Under the Agreement, Mr. Prosser agreed to serve as President and Chief Executive Officer of the Company for a base salary. The salary was set at $470,000 during 1996. The Board of Directors increased Mr. Prosser's salary to $520,032 during 1997 including an adjustment equal to the premiums under an insurance policy under which the Company ceased making payments in 1997. Mr. Prosser's salary was increased in 1997, primarily for the strong performance of the Company in 1996, including the factors specified under "Base Salary" above. The Agreement provides that Mr. Prosser's salary is to be increased each year by a minimum of a cost of living adjustment. In addition to his base salary, Mr. Prosser receives bonuses, reimbursements and fringe benefits otherwise available to executive officers of RTW, lease and insurance for the use of an automobile and health and dental insurance. Under this Agreement, RTW agreed to indemnify Mr. Prosser with respect to his actions on behalf of and while in the course of employment with RTW. In the event of Mr. Prosser's disability, RTW is obligated to continue to pay his then current base salary, bonuses consistent with other executive officers of RTW for the remaining term of the Agreement. In the event of Mr. Prosser's death, this Agreement shall terminate immediately, and no further compensation shall be accrued and payable.

    BOARD ACTION.

    All recommendations of the Compensation Committee other than stock option grants have been or are subject to Board of Director approval.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        MARK E. HEGMAN       WILLIAM A. COOPER       STEVEN M. ROTHSCHILD

PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on the common stock of the Company since the initial public offering on April 18, 1995 with the cumulative total return of The

Nasdaq Stock Market and the Nasdaq Health Service Stocks over the same period (assuming the investment of $100 in each on April 18, 1995, and the reinvestment of all dividends).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             The Nasdaq Stock Market  Nasdaq Health Service Stocks   RTW, Inc.
4/18/95                         $100                          $100        $100
6/30/95                          113                            88         140
9/29/95                          127                           103         213
12/29/95                         129                           119         202
3/29/96                          135                           124         285
6/28/96                          146                           135         363
9/30/96                          151                           135         333
12/31/96                         158                           119         212

                                                                 PERIOD ENDING
                                -------------------------------------------------------------------------------
                                4/18/95   6/30/95   9/29/95   12/29/95   3/29/96   6/28/96   9/30/96   12/31/96
                                -------   -------   -------   --------   -------   -------   -------   --------
RTW, Inc......................    100       140       213       202        285       363       333       212
The Nasdaq Stock Market.......    100       113       127       129        135       146       151       158
Nasdaq Health Service
  Stocks......................    100        88       103       119        124       135       135       119

COMPENSATION OF DIRECTORS

    Non-employee directors received $500 for each meeting attended in 1996. In January 1995, non-employee directors, Messrs. Cooper, Hegman and Rothschild, were each granted an option to purchase 7,500 shares of Common Stock under the RTW, Inc. 1994 Stock Plan, exercisable at a price equal to the public offering price in the Company's initial public offering, vesting in equal increments over a period of five years and expiring in January 2005. Directors who are employees of the Company receive no additional compensation for serving as directors. Under the Board of Directors' current composition, only Messrs. Cooper, Hegman and Rothschild are entitled to receive compensation for serving on the Board of Directors.

EMPLOYMENT AGREEMENTS

    The Company entered into a five-year Employment and Salary Continuation Agreement (the "Agreement") with Mr. Prosser in November 1993. The terms of this agreement are described under the Board Compensation Committee Report.

    Mr. Fjelstad entered into an employment contract with the Company in August 1989 pursuant to which Mr. Fjelstad agreed to serve as Vice-President and Director of RTW for a base salary, currently $239,400 per year. Under Mr. Fjelstad's employment contract, RTW has agreed to indemnify Mr. Fjelstad for any loss or expense from serving as a director. In addition to his base salary, Mr. Fjelstad was granted an option to purchase 375,000 shares of Common Stock at $0.013 per share, exercisable immediately, and became entitled to receive benefits and be reimbursed for expenses in a manner consistent with those provided other officers of the Company. Mr. Fjelstad's compensation is reviewed annually.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company's knowledge, all insiders of the Company filed all reports in a timely manner, except for J. Alexander Fjelstad and Vina L. Marquart who each reported one transaction late.

     PROPOSAL TWO--APPROVAL OF AMENDMENTS TO THE COMPANY'S 1994 STOCK PLAN

GENERAL INFORMATION

    On June 29, 1994, the Company's Board of Directors adopted the RTW, Inc. 1994 Stock Plan (the "Stock Plan"). The purpose of the Stock Plan is to attract and retain executives and other key employees, directors and consultants, as well as to reward such persons who contribute to the achievement of the Company's success, by giving them a proprietary interest in the Company. The Stock Plan authorizes the granting of stock options, stock appreciation rights ("SARs"), restricted stock and deferred stock awards.

AMENDMENTS TO THE STOCK PLAN

    The Company is submitting, for shareholder approval, amendments to the Stock Plan (i) to increase the number of shares of common stock reserved for issuance under the Stock Plan from 375,000 shares to 1,500,000 shares, and (ii) to limit to 500,000 shares the number of options that can be granted to any one person in one fiscal year.

    The Stock Plan currently authorizes the issuance of 375,000 shares of common stock pursuant to awards granted under the Stock Plan. The Board of Directors has amended the Stock Plan, subject to shareholder approval, to increase the total number of shares available under the Stock Plan to 1,500,000 shares. There were outstanding on April 1, 1997, options to purchase 326,625 shares under the Stock Plan and 6,600 shares had been purchased through exercise of options granted under the Stock Plan. The Board of Directors has deemed it prudent to increase the shares available for grants under the Stock Plan to facilitate future awards under the Stock Plan.

    The Company has also added a provision to the Stock Plan that provides that the Company may not, in any one fiscal year, grant options and SAR's to purchase more than 500,000 shares to any one person under the Stock Plan. The new provision is designed to ensure that the Stock Plan complies with Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain executive compensation over $1.0 million per year unless certain conditions are met.

    Pursuant to the authority granted to the Board of Directors under the Stock Plan, the Board of Directors has also amended the Stock Plan to comply with the new Rule 16b-3, established by the Securities and Exchange Commission, and
Section 162(m) of the Internal Revenue Code. These other amendments include the clarification that the Stock Plan may be administered by the entire Board of Directors or by a committee (the "Committee") of at least two directors who all meet the definition of a "non-employee director" under Rule 16b-3 and the definition of an "outside director" under Section 162(m), and that members of the Board of Directors are eligible to receive awards under the Stock Plan other than the automatic option grant to directors for service on the Board.

    The Stock Plan is summarized below:

    ELIGIBILITY.

    Officers, other key employees of the Company and any subsidiaries, members of the Board of Directors and consultants are eligible to be granted stock options, SARs, restricted stock or deferred stock under the Stock Plan. Currently, all employees, all directors and one consultant are eligible to participate in the Stock Plan. The Board of Directors, or the Committee, selects optionees and participants and determines the number of shares, the price, the term and the vesting provisions for each award.

    STOCK OPTIONS.

    The Stock Plan permits the granting of two types of options: (i) Incentive Stock Options, which are intended to qualify under Section 422 of the Internal Revenue Code, and (ii) Non-Qualified Stock Options. No Incentive Stock Option may be granted under the Stock Plan after June 12, 2004. The option price of an Incentive Stock Option may not be less than 100% of the fair market value of the Company's common stock on the date of grant, and the exercise price of a Non-Qualified Option may not be less than 85% of the fair market value on the date of grant. If an employee owns more than 10% of the combined voting power of the Company's outstanding voting stock, the option price shall be no less than 110% of the fair market value on the date of grant. The closing price of the Company's common stock on the Nasdaq National Market System on April 1, 1997 was $8.00.

    The term of each option is established by the Committee, but shall not exceed 10 years (five years in the event of an optionee who owns more than 10% of the combined voting power of the Company's outstanding voting stock). Each option will become exercisable at such time and on such conditions as determined by the Committee. Each Member of the Board of Directors who is not an employee of the Company is automatically granted, on the date such director is first elected to the Board, a Non-Qualified Option to purchase 7,500 shares of common stock at an option price equal to the fair market value on the date grant. The term of each such option is ten years and the options become exercisable as to 20% of the total shares after each consecutive year following the date of grant.

    STOCK APPRECIATION RIGHTS.

    A stock appreciation right ("SAR") is a right given to a person in conjunction with a stock option. The SAR enables the option holder to elect to receive the difference between the option exercise price and the market price of the stock in cash or stock, or a combination of both. The option holder surrenders the option to the Company and receives the "gain" in cash or stock. As of the date of this Proxy, no SARs have been granted under the Stock Plan.

    RESTRICTED STOCK.

    The Board of Directors (or the Committee) may issue shares of restricted stock to participants in the Stock Plan which are conditioned upon the achievement of specified performance goals. The recipient of an award of restricted stock has no rights with respect to the stock unless and until the recipient has achieved those goals. As of the date of this Proxy, no restricted stock has been issued under the Stock Plan.

    DEFERRED STOCK.

    Similar to restricted stock, deferred stock awards may be issued under the Stock Plan which are conditioned upon the attainment of specified performance goals. The provisions of deferred stock awards and restricted stock awards need not be the same with respect to each recipient. As of the date of this Proxy, no deferred stock has been issued under the Stock Plan.

FEDERAL INCOME TAX CONSEQUENCES

    An optionee will not realize taxable income upon either the granting or exercise of an Incentive Stock Option. However, upon exercise of the Incentive Stock Option, the amount by which the fair market value of any shares exercised exceeds the option price is an item of tax preference for purposes of the alternative minimum tax. Upon the sale of such stock, the optionee will generally be taxed at long-term capital gain rates if the stock has been held for at least two years from the date of the option grant and at least one year after the stock was purchased. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The balance of any gain will be characterized as capital gain. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

    An optionee also will not realize taxable compensation income upon the grant of a Non-Qualified Stock Option. When an optionee exercises a Non-Qualified Stock Option, he or she realizes taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. Upon the disposal of stock acquired pursuant to a Non-Qualified Option, the optionee's basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending on whether the optionee has held the shares for more than one year.

    The grant of restricted stock and deferred stock will not result in immediate income for the participant or a deduction for the Company for federal income tax purposes, assuming the shares are not transferable and subject to restrictions creating a "substantial risk of forfeiture," as intended by the Company. If the shares are transferable or there are no such restrictions or deferral periods, the participant will generally realize compensation income upon receipt of the award. Otherwise, any participant generally will realize taxable compensation income when any such restriction or deferral period lapses. The amount of such income will be the value of the common stock on that date, less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period would also be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under
Section 83(b) of the Internal Revenue Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

REGISTRATION WITH SEC

    The Company has filed a Registration Statement covering the original 375,000 shares offered under the Stock Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. If Proposal Two is adopted, the Company intends to file a similar Registration Statement covering the 1,125,000 additional shares available for issuance under the Stock Plan.

VOTE REQUIRED

    Shareholder approval of the amendments to the Stock Plan requires the affirmative vote by the holders of a majority of shares of common stock represented at the Annual Meeting and entitled to vote.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
            APPROVAL OF THE AMENDMENTS AS SET FORTH IN PROPOSAL TWO.

                              CERTAIN TRANSACTIONS

    In 1991 and 1992, the Company issued an aggregate of $1,449,648 in a private placement of Series 1991A and Series 1991B Notes. The Series 1991B Notes included warrants to purchase 68,675 shares of the Company's Common Stock at an exercise price of $.80 per share which was equal to fair market value; 13,290 warrants remained outstanding at December 31, 1995 and were exercised in their entirety during 1996. David C. Prosser, the Company's President and Chief Executive Officer, purchased $200,000 principal amount of RTW's Series 1991A Notes and J. Alexander Fjelstad, II, the father of the Company's Chief Operating Officer - Marketing and Underwriting, purchased $26,000 principal amount of Series 1991A Notes and $74,266 principal amount of Series 1991B Notes and related warrants. Mr. Prosser received interest payments of $11,250, $20,250 and $29,250 on these notes in 1996, 1995 and 1994, respectively, and Mr. Fjelstad received interest payments of $4,712, $8,481 and $12,250 on these notes in 1996, 1995 and 1994, respectively. In addition, Ms. Marquart purchased $40,000 principal amount of Series 1991B Notes, and related warrants. Ms. Marquart received interest payments of $1,750, $3,150 and $4,550 in 1996, 1995 and 1994, respectfully. The Series 1991A and Series 1991B Notes were paid in full in December 1996.

    J. Alexander Fjelstad, II, the father of the Company's Chief Operating Officer - Marketing and Underwriting, was President and co-owner of Business Insurance Brokers through all of 1995 and part of 1996. Business Insurance Brokers accounted for approximately $4.3 million and $4.2 million of the Company's premiums in force at year end 1996 and 1995, respectively. The Company believes that the terms of transactions with and commissions paid to Business Insurance Brokers are no more favorable than those of the Company's other insurance agencies.

                                 ANNUAL REPORT

    An Annual Report of the Company setting forth the Company's activities and containing financial statements of the Company for the fiscal year ended December 31, 1996 accompanies this Notice of Annual Meeting and proxy solicitation material.

    The accounting firm of Deloitte & Touche, LLP served as independent auditors for the Company for the years ended December 31, 1996, 1995 and 1994. The Company has selected Deloitte & Touche, LLP to serve as independent auditors for the Company for the fiscal year ended December 31, 1997. The Company expects that a representative from Deloitte & Touche, LLP will attend the Annual Meeting and be available to respond to appropriate shareholder questions.

                             SHAREHOLDER PROPOSALS

    The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The RTW, Inc. 1998 Annual Meeting of Shareholders is expected to be held during the third week of May 1998, and proxy materials in connection with that meeting are expected to be mailed during the second week of April 1998. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 15, 1997.

                                    GENERAL

    The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

    Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: RTW, Inc., P.O. Box 39327, Bloomington, Minnesota 55439, Attention: Investor Relations, or by calling the Company at (612) 893-3740.

                                          By the Order of the Board of Directors

                                                        [LOGO]

                                          Alfred L. LaTendresse, SECRETARY

                                       AMENDED
                                      RTW, INC.
                                   1994 STOCK PLAN

SECTION                           CONTENTS                             PAGE
-------                                                                ----


    1.   General Purpose of Plan; Definitions ............................1

    2.   Administration ..................................................3

    3.   Stock Subject to Plan ...........................................4

    4.   Eligibility .....................................................4

    5.   Stock Options ...................................................5

    6.   Stock Appreciation Rights .......................................8

    7.   Restricted Stock ................................................9

    8.   Deferred Stock Awards ..........................................10

    9.   Transfer, Leave of Absence, etc. ...............................11

    10.  Amendments and Termination .....................................12

    11.  Unfunded Status of Plan ........................................12

    12.  General Provisions .............................................12

    13.  Effective Date of Plan .........................................13

                                       AMENDED
                                      RTW, INC.
                                   1994 STOCK PLAN


    SECTION 1.  GENERAL PURPOSE OF PLAN; DEFINITIONS.

    The name of this plan is the Amended RTW, Inc. 1994 Stock Plan (the
"Plan"). The purpose of the Plan is to enable RTW, Inc. (the "Company") and its Subsidiaries to retain and attract executives and other key employees, directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

    For purposes of the Plan, the following terms shall be defined as set forth below:

    a. "BOARD" means the Board of Directors of the Company as it may be comprised from time to time.

    b. "CAUSE" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, willful misconduct, dishonesty or intentional violation of a statute, rule or regulation, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company.

    c. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

    d.   "COMMITTEE" means the Committee referred to in Section 2 of the Plan.

    e. "CONSULTANT" means any person performing services for the Company or any Parent Corporation or Subsidiary of the Company and who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company.

    f. "COMPANY" means RTW, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

    g. "DEFERRED STOCK" means an award made pursuant to Section 8 below of the right to receive stock at the end of a specified deferral period.

    h. "DISABILITY" means permanent and total disability as determined by the Committee.

    i. "EARLY RETIREMENT" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

    j. "FAIR MARKET VALUE" of Stock on any given date shall be determined by the Committee as follows: (a) if the Stock is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq Stock Market, the last reported sales price on the principal such exchange or the Nasdaq Stock Market on the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market on the first day prior thereto on which such Stock was so traded; or (b) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq System, closing bid price for such Stock on the date in question, or if there is no such bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither
         (a) or (b) is applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.

    k. "INCENTIVE STOCK OPTION" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
         Section 422 of the Code.

    l. "NON-EMPLOYEE DIRECTOR" means a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.

    m. "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."

    n. "NORMAL RETIREMENT" means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 60.

    o. "OUTSIDE DIRECTOR" means a Director who: (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for good or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

    p. "PARENT CORPORATION" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    q. "RESTRICTED STOCK" means an award of shares of Stock that are subject to restrictions under Section 7 below.

    r.   "RETIREMENT" means Normal Retirement or Early Retirement.

    s.   "STOCK" means the Common Stock of the Company.

    t. "STOCK APPRECIATION RIGHT" means the right pursuant to an award granted under Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) Fair Market Value, as of the date such Stock

         Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.

    u. "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5 below.

    v. "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    SECTION 2.  ADMINISTRATION.

    The Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors, consisting of not less than two Directors, all of whom shall be Outside Directors and Non-Employee Directors, and who shall serve at the pleasure of the Board. Any or all of the functions of the Committee specified in the Plan may be exercised by the Board, unless the Plan specifically states otherwise.

    The Committee shall have the power and authority to grant to eligible employees, members of the Board of Directors, or Consultants, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, or (iv) Deferred Stock awards.

    In particular, the Committee shall have the authority:

    (i) to select the officers and other key employees of the Company and its Subsidiaries and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Deferred Stock awards may from time to time be granted hereunder;

    (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and/or Deferred Stock awards, or a combination of the foregoing, are to be granted hereunder;

    (iii) to determine the number of shares to be covered by each such award granted hereunder;

    (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto); and

    (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

    The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate to executive officers of the Company the authority to exercise the powers specified in (i), (ii), (iii), (iv), and (v) above with respect to persons who are not executive officers of the Company.

    All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

    SECTION 3.  STOCK SUBJECT TO PLAN.

    The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,500,000 shares.(1) Such shares may consist, in whole or in part, of authorized and unissued shares.

    Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned cease to be subject to Stock Options, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.

    SECTION 4.  ELIGIBILITY.

    Officers, other key employees of the Company and Subsidiaries, Directors and Consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

    Notwithstanding the foregoing, no person may, during any fiscal year of the Company, receive grants of Stock Options and Stock Appreciation Rights under this Plan which, in the aggregate, exceed 500,000 shares.



--------------------

(1)When adopted, the Plan reserved 50,000 shares. The Company effected a 5-for-1 stock split on February 2, 1995 and a subsequent 3-for-2 stock split on May 17, 1996, resulting in 375,000 shares being reserved. On January 23, 1997, the Board of Directors increased the number of shares reserved to 1,500,000 shares.

    SECTION 5.  STOCK OPTIONS.

    Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

    The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after June 12, 2004.

    The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options (in each case with or without Stock Appreciation Rights). To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

    Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

    Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

    (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the option price per share of Stock purchasable under a Non-Qualified Stock Option be less than 85% of the Fair Market Value of the Stock on the date of the grant of the option or, in the case of an Incentive Stock Option, less than 100% of such Fair Market Value. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

    (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

    (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, extend or vary the term of any Stock Option or any installment thereof, whether or not the optionee is then employed by the Company, if such action is deemed to be in the best interests of the Company. Notwithstanding anything contained in the Plan to the contrary, in the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board shall, in its sole discretion, in connection with the Board's adoption of the plan for sale, merger, exchange, consolidation or liquidation, provide for one or more of the following: (i) the acceleration of the exercisability of any or all outstanding Stock Options; (ii) the complete termination of this Plan and cancellation of outstanding Stock Options not exercised prior to a date specified by the Board (which date shall give optionees a reasonable period of time in which to exercise vested options prior to the effectiveness of such sale, merger, exchange, consolidation or liquidation); and (iii) the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for sale, merger, exchange, consolidation or liquidation and provide to optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, exchange, consolidation or liquidation. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

    (d) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made in the form of Stock already owned by the optionee (which have been owned for more than six months on the date of surrender) or, in the case of the exercise of a Non-Qualified Stock Option, by delivery of Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and provided further that in the event payment is made in the form of shares of Restricted Stock or a Deferred Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock or Deferred Stock award tendered as payment by the optionee. If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 12.


    (e) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

    (f) TERMINATION BY DEATH. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

    (g) TERMINATION BY REASON OF DISABILITY. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability, but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

    (h) TERMINATION BY REASON OF RETIREMENT. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter.
In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

    (i) OTHER TERMINATION. Unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that, if the optionee is involuntarily terminated without Cause by the Company and any Subsidiary or Parent Corporation, the option may be exercised to the extent it was exercisable at such termination for the lesser of three months or the balance of the option's term.

    (j) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

    (k) DIRECTORS WHO ARE NOT EMPLOYEES. Each person serving as a member of the Board of Directors who is not an employee of the Company shall, as of the date of the meeting in which such director is first elected to the Board of Directors, automatically be granted an Option to purchase 7,500 shares (2) of Stock at an option price per share equal to 100% of the Fair Market Value of a share of Stock on such date. All such Options shall be designated as Non-Qualified Options and shall be subject to the same terms and provisions as are then in effect with respect to the granting of Non-Qualified Options to officers and by employees of the Company, except that (i) the term of each such Option shall be ten

--------------------

(2)When adopted, the Plan authorized a formula grant of 1,000 shares. As a result of the 5-for-1 stock split on February 2, 1995 and the subsequent 3-for-2 stock split on May 17, 1996, the current formula grant to directors is for 7,500 shares.

years, which term shall not expire upon the termination of service as a director, and (ii) the Option shall become exercisable as to 20% of the total shares subject to the Option after each consecutive one-year period following the date of grant. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Options granted under this
Section 5(k).

    SECTION 6.  STOCK APPRECIATION RIGHTS.

    (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the option.

    A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

    A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

    (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

         (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

         (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

         (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
    Section 5 of the Plan.

         (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued or issuable under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

         (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

    SECTION 7.  RESTRICTED STOCK.

    (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees, members of the Board of Directors and Consultants of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

    (b) AWARDS AND CERTIFICATES. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

         (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Amended RTW, Inc. 1994 Stock Plan and an Agreement entered into between the registered owner and RTW, Inc. Copies of such Plan and Agreement are on file in the offices of RTW, Inc., 8500 Normandale Lake Boulevard, Minneapolis, MN 55437."

         (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.


    (c) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

         (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event shall the Restriction Period be less than one (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

         (ii) Except as provided in paragraph (c)(i) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph (f) of Section 12). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

         (iii)  Subject to the provisions of the award agreement and paragraph
    (c)(iv) of this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

         (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

         (v) Notwithstanding the foregoing, in the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board shall, in its sole discretion, in connection with the Board's adoption of the plan for sale, merger, exchange, consolidation or liquidation, provide for one or more of the following with respect to Restricted Stock Awards that are, on such date, still subject to a Restriction Period: (i) the removal of the restrictions on any or all outstanding Restricted Stock Awards; (ii) the complete termination of this Plan and forfeiture of outstanding Restricted Stock Awards prior to a date specified by the Board; and (iii) the continuance of the Plan with respect to the Restricted Stock Award which were outstanding as of the date of adoption by the Board of such plan for sale, merger, exchange, consolidation or liquidation and provide to participants holding Restricted Stock Awards the right to an equivalent number of restricted shares of stock of the corporation succeeding the Company by reason of such sale, merger, exchange, consolidation or liquidation. The grant of a Restricted Stock Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

    SECTION 8.  DEFERRED STOCK AWARDS.

    (a) ADMINISTRATION. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees, members of the Board of Directors and Consultants of the Company and Subsidiaries to whom and the time or times at which Deferred Stock shall be awarded, the number of Shares of Deferred Stock to be awarded to any participant or group of participants, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph (b) of this Section 8. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

    (b)  TERMS AND CONDITIONS.

         (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. In no event shall the Deferral Period be less than one (1) year. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

         (ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, all as determined at the time of the award by the Committee, in its sole discretion.

         (iii) Subject to the provisions of the award agreement and paragraph
    (b)(iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

         (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause) including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock.

         (v) A participant may elect to further defer receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

         (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

    SECTION 9.  TRANSFER, LEAVE OF ABSENCE, ETC.

    For purposes of the Plan, the following events shall not be deemed a termination of employment:

    (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

    (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

    (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

    SECTION 10.  AMENDMENTS AND TERMINATION.

    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option, Restricted Stock or other Stock-based award theretofore granted, without the optionee's or participant's consent, or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.

    The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

    SECTION 11. UNFUNDED STATUS OF PLAN.

    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

    SECTION 12.  GENERAL PROVISIONS.

    (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

    All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (b) Subject to paragraph (d) below, recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

    (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

    (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 12(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

    (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

    (f) The reinvestment of dividends in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if the Committee (or the Company's chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

    SECTION 13.  EFFECTIVE DATE OF PLAN.

    The Plan shall be effective on the date it is approved by a vote of the holders of a majority of the Stock present and entitled to vote at a meeting of the Company's shareholders.

                                      [LOGO]

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 1997

    The undersigned hereby appoints David C. Prosser, J. Alexander Fjelstad III and Alfred L. LaTendresse, or any one or more of them, proxies with full power of substitution to vote in their discretion cumulatively all shares of stock of RTW, Inc. of record in the name of the undersigned at the close of business on April 7, 1997, at the Annual Meeting of Shareholders to be held on May 15, 1997, or at any adjournment or adjournments, hereby revoking all former proxies.

1.         ELECTION OF DIRECTORS:
           / /        FOR the nominee listed below      / /        WITHHOLD AUTHORITY
                                                        to vote for the nominee listed below
                          J. Alexander Fjelstad III                    William H. Cooper
           To withhold authority for a nominee, strike a line through such nominee's name
           --------------------------------------------------------------------------------------------

2.         APPROVAL OF CERTAIN AMENDMENTS TO THE RTW. INC. 1994 STOCK PLAN.
                       / /  For                  / /  Against                  / /  Abstain
           --------------------------------------------------------------------------------------------

3.         IN THEIR DISCRETION UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.
                                                     DATED: _____________ , 1997
                                                     ___________________________
                                                     ___________________________
                                                     PLEASE SIGN NAME(S) EXACTLY
                                                     AS SHOWN AT LEFT. WHEN
                                                     SIGNING AS EXECUTOR,
                                                     ADMINISTRATOR, TRUSTEE OR
                                                     GUARDIAN, GIVE FULL TITLE
                                                     AS SUCH; WHEN SHARES HAVE
                                                     BEEN ISSUED IN NAMES OF TWO
                                                     OR MORE PERSONS, ALL SHOULD
                                                     SIGN.